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                                                                  EXHIBIT 10.15


                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------
                                James R. Coleman


       This Deferred Compensation Agreement ("Agreement") is effective the 6 day of March, 2000, by and between TECHNICAL CONSUMER PRODUCTS, INC., an Ohio corporation ("Company") and James R. Coleman ("Employee").

                                    RECITALS

       A. Employee is a key management employee of the Company and, in such capacity, has obtained valuable experience and knowledge of the affairs of Company that are extremely valuable to Company.

       B. Company desires that Employee remain in its service and wishes to receive the benefit of Employee's knowledge, experience, reputation and contacts.

       C. Employee desires to earn additional compensation in exchange for remaining in the service of Company.

       D. Additionally, Employee desires to be protected in the event of his death or becoming disabled and unable to be employed in his current capacity.

       E. Company wishes to pay such additional compensation (Supplemental Retirement Benefit) on a deferred basis as an inducement for Employee to continue in his employment with Company.

       F. Company intends to purchase cash value life insurance on the life of the Employee whereby Company will at all times own and control the policy but Employees shall be entitled to name the beneficiary unless such power is relinquished.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, mutually agree as follows:

       1. CONTINUATION OF ACTIVE EMPLOYMENT. Employee currently plans to continue in the active employ of Company, continuing to perform the usual and customary duties of his position and such other reasonable and appropriate duties for the Company as may be requested of him by the Board of Directors. This Agreement shall not alter the existing terms of such employment or any future revision thereof with the Company or any successor of the Company.

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       At any time after the date of this Agreement, Employee may terminate
Employee's active employment with Company without prejudice to Employee's rights under this Agreement. If Employee becomes Totally and Permanently Disabled while actively employed by Company, as defined in Section 10 below, he shall be deemed to have terminated his employment and such termination shall be deemed to have occurred as of the date of such Total and Permanent Disability.

       2. DEFERRED COMPENSATION. In addition to Employee's regular salary previously determined and agreed upon by the Employee and the Company, the Company agrees to pay to Employee deferred compensation in such amounts and at such times and under such terms as specified in this Agreement.

          a. DEFERRED COMPENSATION AMOUNT. Funding of the Deferred Compensation Amount shall be totally discretionary and within the control of the Company. Regardless of the amount funded by the Company, Employee shall be entitled to the following amounts upon the happening of an Event of Payment based on years of service from the date of signing this Agreement with the Company.


                Years of Service                Benefit
                ----------------                -------

                  0 - 10 years                  None

                 10 - 15 years                  The accumulation value of the
                                                life insurance owned by the
                                                Company on Employee's life less
                                                cumulative premiums paid by
                                                the Corporation.

                 15 years +                     The accumulation value of the
                                                life insurance owned by the
                                                Company, unreduced by premiums
                                                paid by the Employer.

       If the Event of Payment is death of Employee, Employee's designated beneficiary shall receive the proceeds of the policy less the cumulative premiums paid by the Company. If the Event of Payment is on account of the Employee becoming Totally and Permanently Disabled, the Deferred Compensation Amount shall be deemed to be the same as if the Employee had between 10 and 15 years of service.

       b. PAYMENT OF DEFERRED COMPENSATION AMOUNT. Within a reasonable period after an Event of Payment, Company shall distribute to Employee the Deferred Compensation Amount in cash or in kind at the election of the Employee.


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       3. EVENTS OF PAYMENT

          The Employee's Deferred Compensation Amount, as defined in Section 2(a) above, shall become payable to the Employee, or the Employee's Beneficiary, only upon the happening of one of the following events:

          a. The Employee's termination of employment with the Company;

          b. The Employee's Death or Total and Permanent Disability, as defined in Section 10, below, while employed by the Company; or

          c. Mutual agreement of the parties.

       4. ASSIGNABILITY. Except to the extent that this provision may be contrary to law, no assignment, pledge, collateralization, hypothecation or attachment of any of the benefits under this Agreement shall be valid or recognized by Company.

       5. FACILITY OF PAYMENTS. If Employee shall be, in the sole opinion of Company after consultation with a qualified medical doctor, physically or mentally incapable of properly receiving the Benefit Payments, Company may make such payments to Employee's spouse or guardian, or if there is no spouse or guardian, to any member of the family of Employee for the use and benefit of Employee, or directly to any person or institution providing care for Employee for the use and benefit of Employee. All Benefit Payments so made by Company shall fully discharge and satisfy Company's obligation as otherwise required by this Agreement.

       6. EMPLOYMENT RIGHTS. This Agreement creates no obligation of Company to employ Employee for any specific length of time and creates no obligation of Employee to continue in Company's employ for any specific length of time. Further, this Agreement does not create any other rights in Employee or obligations on the part of Company, except those set forth in this Agreement. However, this Agreement shall in no way limit or modify any other agreement between Employee and Company (or any successor) and in no event shall any such agreement limit the obligations of Company hereunder.

       7. ACCELERATION OF BENEFIT PAYMENTS. Company hereby reserves the right to accelerate the payment of any sums required to be paid by it pursuant hereto without the consent of Employee or his spouse.

       8. OBLIGATION OF COMPANY. The obligation of Company to provide the Benefit Payments constitutes the unsecured promise of Company to make such payments out of its general assets. Employee and his spouse shall not have any interest in, or lien or prior claim upon, any property of Company.


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       9. FILING. The parties hereto acknowledge that this Agreement constitutes a "top-hat plan" within the meaning of Department of Labor regulations. A statement concerning this Agreement will be filed with the Department of Labor within one hundred twenty (120) days after execution hereof, and Employer agrees to prepare and file such statement. Failure to do so, however, will not constitute a breach of this Agreement.

       10. DEFINITION OF TOTALLY AND PERMANENTLY DISABLED. The Employee is "Totally and Permanently Disabled," if, as the result of a physical or mental condition, the Employee is presently, and for the foreseeable future, unable to perform the duties the Employee currently performs, or shall perform. The determination of whether this condition has occurred shall be made by the Board of Directors of Company which, if necessary, shall obtain the advice and recommendation of an independent physician licensed and in good standing with the State of Ohio. Employee hereby agrees to submit to examination by such physician in the event that such examination becomes necessary under this Agreement.

       11. LAW GOVERNING. This Agreement shall be governed by the laws of the State of Ohio unless superseded by federal law.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        "COMPANY"

                                        TECHNICAL CONSUMER PRODUCTS, INC.


                                        By: /s/ Ellis Yan
                                           ------------------------------------
                                        Its: President
                                            -----------------------------------



                                        "EMPLOYEE"

                                        James R. Coleman


                                        /s/ James R. Coleman
                                        ---------------------------------------


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